UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2009
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2009, Steiner Leisure Limited and certain of its subsidiaries (collectively, the "Company"), completed the acquisition (the "Acquisition" of the issued and outstanding stock of Bliss World Holdings, Inc. from Starwood Hotels & Resorts Worldwide, Inc. and certain of its subsidiaries, pursuant to the terms of a stock purchase agreement dated November 2, 2009 (the "Purchase Agreement"). The purchase price for the Acquisition was $100 million, funded from existing cash and through borrowings under the Company's new credit facility in accordance with the credit agreement dated November 2, 2009 (the "Credit Agreement").

The terms and conditions of the Acquisition were previously announced in the Company's Current Report on Form 8-K dated November 2, 2009 (the "Original 8-K"). The foregoing descriptions of the Purchase Agreement and the Credit Agreement are not complete and are qualified in their entireties by reference to the Purchase Agreement and the Credit Agreement, respectively, copies of which were filed with the Original 8-K.

Item 9.01 Financial Statements and Exhibits

    Financial Statements of Business Acquired

    The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date of filing of this Current Report on Form 8-K.

    Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 calendar days after the date of filing of this Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: January 4, 2010	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer